Galliard Capital Management, Inc.
Code of Ethics

Adopted Pursuant to Rule 204A-1 of the Investment Advisers Act of 1940
and Rule 17j-1 of the Investment Company Act of 1940

INTRODUCTION

This Code of Ethics has been adopted by Galliard Capital Management, Inc. (“Galliard”), a registered investment adviser, in connection with investment advisory services it provides to its clients, including certain of the investment portfolios of registered investment companies (each a "Fund") and various other institutional accounts (together, “Customer Accounts”).  For the purposes of the this Code, all Galliard Employees are considered “access persons” as defined in the Investment Company Act of 1940 and therefore any requirements that apply to “access persons” under this Code relative to any Fund advised by Galliard apply to all Galliard Employees.

This Code contains standards and procedures which establish the expected professional conduct of all employees and assure that employees of Galliard do not use any information concerning the investments or investment intentions of a Customer Account or their ability to influence such investment intentions for personal gain or in a manner detrimental to the interests of a Customer Account.

All Employees of Galliard, which is a wholly owned subsidiary of Wells Fargo Bank, N.A., must also comply with the Wells Fargo Code of Ethics and Wells Fargo Insider Trading Policy as outlined in the Wells Fargo Employee Handbook.  Investment professionals are also expected to understand and comply with The CFA Institute Code of Ethics and Standards of Professional Conduct.

The Code of Ethics Procedures, and forms for transaction pre-approval and reporting requirements are incorporated into this Code of Ethics and attached as Appendix A. Additionally, if you ever learn of a violation of this Code of Ethics, any Galliard Policy, or federal securities law, you must promptly report these violations to Galliard’s Chief Compliance Officer.

SECTION 1.  STANDARDS OF PROFESSIONAL CONDUCT

(a)  General Statement.  We expect all Employees of Galliard to act with honesty and integrity, to comply with all applicable laws, rules and regulations that govern our business and adhere to the highest ethical standards in dealing with our clients, third party vendors, other areas of Wells Fargo and each other.

(b)  Responsibility to Clients.  As a Registered Investment Adviser, Galliard has a fiduciary responsibility to act prudently and in the best interests of our clients.  All Employees are expected to act with integrity and the utmost professionalism in serving our clients and to put client interests first above their own personal interests or the firm’s interests and treat all clients fairly in terms of investment opportunities and account management.

(c)  Confidentiality.  All client information is deemed to be confidential.  Employees must not divulge any client information to internal or external parties except as approved by the client, as required by law, or to those that have a business “need to know” for the efficient management and operation of the client account.  Likewise all Galliard firm information is proprietary and should only be shared on a business “need to know” basis and and/or in the normal course of Galliard’s money management process, marketing and sales efforts.

(d)  Conflicts of Interest.  Galliard Employees must avoid conflicts of interest or the appearance of conflicts of interest in their personal and business dealings and in management of client accounts.

(e)  Knowledge and Compliance with Laws and Regulations.  Galliard Employees are expected to be knowledgeable and comply with all laws, regulations and rules that affect the conduct of our business.  This includes honestly adhering to all compliance processes and disclosures in place at Galliard relative to measuring compliance and complying with all applicable securities laws and other regulatory bodies, professional associations, state and local laws, regulations or rules.

(f)  Material Non-public Information.  Galliard Employees who come in contact with what may be material inside information in the course of their analytical duties or material information in regard to Wells Fargo, must not act upon, misuse, or share such information with anyone.  Any questions about whether information is material non-public information should be directed to the Chief Compliance Officer of Galliard.

SECTION 2.  PROHIBITED TRANSACTIONS

(a)           Securities Transactions.  No Employee may purchase any Security held in a Fund or other Customer Account advised by Galliard.  No Employee of Galliard may purchase a Wells Fargo affiliated mutual fund, including those advised by Galliard, nor any other mutual fund advised by Galliard with the intent to engage in short term market timing transactions of any kind.

(b)           Undue Influence; Disclosure of Personal Interest.  No Employee shall cause or attempt to cause any Customer Account to purchase, sell or hold any Security in a manner calculated to create any personal benefit to the Employee.  No Employee shall recommend any Securities transactions for a Customer Account without having disclosed his or her interest, if any, in such Securities or the issuer thereof, including, without limitation:

(i)	his or her direct or indirect beneficial ownership of any Securities of such issuer,

(ii)	any position with such issuer or its affiliates, and

(iii)	any present or proposed business relationship between such issuer or its affiliates and the Employee or any party in which the Employee has a significant interest.

For the purposes of (b)(i) above, “beneficial ownership” means the same as it does under Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder, which includes any securities in which an Employee has a direct or indirect pecuniary interest.  In addition, Employees are considered beneficial owner of any securities held by their spouse, minor children, a relative who shares their home, or other persons by reason of any contract, arrangement, understanding or relationship that provides Employee with sole or shared voting or investment power.

Indirect ownership through participation in a qualified employee benefit plan shall not be deemed “beneficial ownership” for these purposes.

(c)           Investment Opportunities.  All Employees are expressly prohibited from taking personal advantage of any investment opportunity which is eligible for a Customer Account.  Compliance Manager will closely review any personal transactions which might be eligible for a Customer Account but are otherwise “not under consideration” as defined by the Code for a conflict of interest.

(d)           Confidentiality.  Except as required in the normal course of carrying out an Employee's business responsibilities, Employees are prohibited from revealing information relating to the investment intentions or activities of any Customer Account or otherwise identifying Securities that are being considered for purchase or sale on behalf of any Customer Account.

SECTION 3.  PRE-APPROVAL OF SECURITIES TRANSACTIONS

(a)           Every Employee must obtain written pre-approval from the Chief Compliance Officer (CCO), for any proposed purchase or sale of a fixed income security including any mutual funds advised by Galliard, any initial public offering (IPO) of any type of security, or for any private placement transaction (PPT) for any type of security for an account in which the Employee has a direct or indirect beneficial ownership.  A form for the purpose of obtaining pre-approval is included in Appendix A.

(b)           Pre-approval is not required for other transactions including, but not limited to, the following transactions:

(i)	purchases or sales of equity or equity-related securities;

(ii)	purchases or sales for any account over which an Employee has no direct or indirect beneficial ownership;

(iii)	purchases made in the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were initially acquired from the issuer; or

(iv)           purchases or sales for an account in which an Employee does not have investment discretion (e.g., where an investment advisor has sole and complete discretion over the investment of assets in the account) and does not otherwise have direct or indirect influence or control other than the employee’s ability to retain or discharge an investment advisor (e.g., as beneficiary of a trust or participant in a qualified employee benefit plan).

(c)           Purchase or sale of a Security will be prohibited if that Security:

(i)	is being considered for purchase or sale for any Customer Account; or

(ii)	is being purchased or sold for any Customer Account; or

(iii)	is currently held in any customer account, or

(iv)
involves use or possession by the Employee of material non-public information.  Employee is directed to the Wells Fargo & Company policy and requirements for dealing with material non-public information.

(d)	Pre-approval shall be effective for one business day following the day on which granted.

(e)
Employee should understand that obtaining approval does not preclude the possibility of a potential conflict appearing after the time of the trade.  As a result, Employee may be required to “unwind” pervious trades, even those that were previously approved under this policy.

SECTION 4.  EMPLOYEE REPORTING REQUIREMENTS

(a)           Personal Holdings Disclosure Requirements.  Every Employee is required to disclose within 10 days of initial employment, all personal security holdings and personal security accounts using the form provided in Appendix A.  Any new securities accounts opened by any employee should be reported as they are opened using the form in Appendix A, but in no event shall any new securities account be reported later that 10 days following the calendar quarter end in which the securities account is opened.  Additionally, each Employee shall disclose annually all personal Security holdings and personal security accounts using the form in Appendix A.  These holding reports must, at a minimum, include the type and title of the Security, the exchange ticker or CUSIP number for each Security, the number of shares, the principal amount of every Security and the name of any broker or bank with which the Employee maintains a securities account held except those outlined in Section 7(d).

(b)           Duplicate Trade Confirmation Requirement.   In lieu of a quarterly reports of security transactions as provided in Rule 17j-1, every Employee must direct his/her broker(s) to supply on a timely basis, duplicate copies of confirmations of all personal securities transactions for all accounts in which the Employee has any beneficial ownership.  Duplicate trade confirmations are not required with respect to transactions effected for any account over which the Employee does not have any direct or indirect influence or control or for those exceptions outlined in Section 7(d). If duplicate confirmations are not received on a timely basis or do not include all of the information required by Rule 17j-1 to be in a quarterly report, Employees must submit the quarterly reports required by Rule 17j-1 no later than 10 days after each calendar quarter."

(c)           All reports are to be filed with the Galliard Compliance Manager.  The Galliard Compliance Manager, will promptly review all reports and transactions to assure compliance with this Code.   Forms of reports for compliance can be found in Appendix A.

SECTION 5.  SANCTIONS

(a)           Sanctions.  An Employee who violates the restrictions contained in this Code will be subject to disciplinary action, including disgorgement of profits made or losses avoided, and/or dismissal.

(b)           Notification to Funds.  The CCO of Galliard, or his/her designee shall notify the Board of Trustees of the Funds of each violation of this Code by any Employee and of any sanctions applied with respect thereto.

SECTION 6.  EXCEPTIONS

The Compliance Manager, after consulting with a Managing Partner of Galliard, may grant exceptions to the policies contained in this Code in appropriate circumstances.

SECTION 7.  DEFINITIONS

(a)	“Employee” means any officer, Contractor or employee of Galliard.

(b)
“being considered for purchase or sale” means, with respect to a security, any security eligible for Galliard clients’ portfolios for which a security file has been established and/or the issuer is in the corporate issuer data base.

(c)	“control” shall mean the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

(d)	“Contractor” means any temporary or contracted person whose terms of employment place them with Galliard for a period greater than 30 consecutive business days.

(e)	“Security” shall mean a security as defined in Section 2(a)(36) of the Investment Company Act of 1940 (the "Act"); provided, however, that the term security shall not include:

(i)	direct obligations of the Government of the United States or its agencies;

(ii)
high quality short-term debt instruments, including, but not limited to, bankers' acceptances, bank certificates of deposit, commercial paper, repurchase agreements covering any of the foregoing, and, other money market instruments as determined by Galliard;

(iii)	shares of registered open-end investment companies (i.e. mutual funds except for those advised by Galliard or an affiliate of Galliard or ETFs); and

(iv)
shares of the common stock of Wells Fargo & Company. Employees are reminded of their responsibilities/restrictions for employees of Wells Fargo regarding Wells Fargo securities and common stock activity under the Insider Trading Policy of Wells Fargo.

Amended and Approved Effective June 30, 2011.

_____________________________________
Managing Partner
_____________________________________
Managing Partner
_____________________________________
Managing Partner

Galliard Capital Management, Inc.

Code of Ethics

Appendix A

Galliard Capital Management, Inc.

Code Of Ethics Procedures

Policy:  The Chief Compliance Officer (CCO) of Galliard shall be the responsible for administrating the Code of Ethics including all procedures, reporting, reviews and approvals required by the Code, and may designate a Compliance Manager different than himself to help administer the Code.

Procedure:

1.	Initial Employee Acknowledgment

•	Compliance Manager shall review the Galliard and Wells Fargo Code of Ethics with all new employees promptly upon arrival at Galliard.

•	Employee shall complete the Employee Initial Acknowledgment form and return to compliance manager by the 10th business day of employment.

•	Compliance Manager shall review holdings and inform Employee of any conflict of interest or other issues with the Code. Employee shall take such action as required to comply with the Code.

2.	Reporting of New Brokerage Accounts

•	All employees should report any new brokerage accounts when they are opened to the Compliance Manager no later than 10 days following the calendar quarter in which they are opened
•
Compliance Manager shall send out a reminder notice quarterly.  The New Securities Account Disclosure form accompanying this notice must be completed and returned within 10 days of the quarter end for those opening new accounts.

3.	Annual Review of Code of Ethics

•
Each year by February 28th, Compliance Manager shall set up a meeting to review the Galliard Code of Ethics, Wells Fargo Code of Ethics and The CFA Institute Code of Ethics and Standards of Professional Conduct with all employees.  Attendance will be recorded.

•	Those employees who cannot attend, will receive the review materials individually and acknowledge they have reviewed all materials presented and the Codes.

•	Compliance Manager shall report the review is completed to appropriate Wells Fargo Code Administrator as required by the Wells Fargo Code of Ethics.

4.	Annual Employee Acknowledgment

•	Every Employee is required to complete the Annual Employee Acknowledgment form and return it to the compliance manager for review within 30 days of the annual code of ethics review..

•
Compliance Manager shall review all Employee holdings and inform Employee of any conflict of interest or other issues with the Code. Employee shall take such action as required to comply with the Code.

5.	Review of Security Transactions

•	Employees are required to have duplicate confirmations for all non-exempt personal security transactions in all personal securities accounts promptly forwarded to Compliance Manager.

•	Compliance Manager shall review all transactions as received for potential conflicts of interest or other issues with the Codes.

6.	Pre-approval Process

•	Employee shall complete Request for Personal Security Pre-Approval form and submit it to Compliance Manager before any transaction requiring pre-approval under the Code.

•	Compliance Manager shall promptly review all requests and notify Employee whether proposed transaction is approved or not approved.

•	Employee shall provide final details of transaction through regular confirmation process or by other report.

Galliard Capital Management, Inc.

Employee Initial Acknowledgment

Name	________________________________________________________________________________________
Telephone	________________________________________________________________________________________
Supervisor	________________________________________________________________________________________

Personal Holdings Disclosure

☐
I have attached a report that, at a minimum, includes the type and title of each security, ticker or CUSIP, the number of shares and principal amount of every non-exempt security that I have any beneficial ownership within all of my personal securities accounts listed below.

☐	I have no holdings except for those securities exempt by the Code.

Duplicate Trade Confirmation

☐
I have directed the following firms (list all firms and provide account numbers) with which I have personal securities accounts to supply duplicate copies of confirmations of all personal securities transactions for all accounts in which I have any beneficial ownership.*

__________________________________________________________________________________________________
__________________________________________________________________________________________________
__________________________________________________________________________________________________

☐	I have no outside broker(s).

I hereby certify that the information provided herein is complete and accurate.  I also acknowledge that I have received, reviewed and understand the Galliard Capital Management, Inc. Code of Ethics, the Wells Fargo & Company Code of Ethics and Wells Fargo Insider Trading Policy and have complied with all of its requirements.

___________________________________	______________________________________________________
Dated	Signature

__________________
* Copies of broker(s) documentation are to be directed to the following:
Galliard Capital Management, Inc.
Attention:  Compliance Department
800 LaSalle Avenue, Suite 1100
Minneapolis, MN   55402-2033

Galliard Capital Management, Inc.

New Securities Account Disclosure

Name

PERSONAL SECURITIES ACCOUNTS DISCLOSURE

☐	I have recently opened new personal securities accounts with the following firms (include firm and account numbers).
________________________________________________________________________________________________
________________________________________________________________________________________________
_________________________________________________________________________________________________

Duplicate Trade Confirmation

☐	I have directed the above listed firms to supply duplicate copies of confirmations of all personal securities transactions for all accounts in which I have any beneficial ownership.*

______________________________	____________________________________________
Dated	Signature

__________________
* Copies of broker(s) documentation are to be directed to the following:
Galliard Capital Management, Inc.
Attention:  Compliance Department
800 LaSalle Avenue, Suite 1100
Minneapolis, MN   55402-2033

Galliard Capital Management, Inc.

Employee Annual Acknowledgment

Name	_____________________________________________________________________________
Telephone	________________________________________________________________________________________
Supervisor	________________________________________________________________________________________

Personal Holdings Disclosure

☐
I have attached a report that, at a minimum, includes the type and title of each security, ticker or CUSIP, the number of shares and principal amount of every non-exempt security that I have any beneficial ownership within all of my personal securities accounts listed below

I have no holdings except for those securities exempt by the Code.

PERSONAL SECURITIES ACCOUNTS DISCLOSURE

☐	I have personal securities accounts with the following firms (include firm and account numbers).
_____________________________________________________________________________________________________________
_____________________________________________________________________________________________________________
_____________________________________________________________________________________________________________
☐	I have no outside broker(s).

I hereby certify that the information provided herein is complete and accurate.  I also acknowledge that I have received, reviewed and understand the Galliard Capital Management, Inc. Code of Ethics, the Wells Fargo & Company Code of Ethics and Wells Fargo Insider Trading Policy and have complied with all of its requirements.

__________________________________	_____________________________________________
Dated	Signature

Galliard Capital Management, Inc.

Request For Personal Security Transaction Pre-Approval

Date and Time	Transaction Type
Requested by	Security
Telephone	Security Type
Division	CUSIP
Supervisor	# of Units

In requesting Pre-Clearance for the above transaction, I certify that:

•
I have read and agree to be bound by the Galliard Capital Management, Inc. Code of Ethics, and the Wells Fargo & Company Code of Ethics and Wells Fargo Insider Trading Policy.  This proposed transaction would not violate any of the above.

•	This trade will not compete with and is not in conflict with any recent or imminent security trade of a Fund or other client for which I am an Access Person.

•	I have no knowledge that this security is currently being considered for purchase or sale by a Fund or other client.

•	This trade is not being contemplated for the purpose of receiving personal financial gain in connection with any recent or imminent security trade of a Fund or by another client.

_________________________________________
Signed

Trade Approval

☐ Trade Approved	Trade Disapproved ☐
By approving this trade, I certify that I am not aware of any reason this trade is in conflict with any Wells Fargo policy, Galliard Policy or Fund.	Reasons for trade disapproval:
___________________________________	___________________________________
Signed	Signed
___________________________________	___________________________________
Date and Time	Date

Instructions for completion of form:
●	Complete all boxes and sign form. Use a separate form for each security.
●	Have Compliance Officer approve the transaction, or in his/her absence, another Galliard partner.
●	A copy of this form with original signatures must be filed with the Galliard, Inc. Compliance Officer.
●	Trade must be completed within one business day of approval, or re-approval must be obtained.